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Exhibit 5.1         Legal Opinion

                       THOMAS A. BRAUN, B.A., LL.B., LL.M.
                            BARRISTER AND SOLICITOR*
                         ATTORNEY AND COUNSELOR AT LAW**

January 17, 2005

Board of Directors
MIV Therapeutics, Inc.
1-8765 Ash Street
Vancouver, B.C.  V6P 6T3

Dear Sirs and Madams:

RE: OPINION WITH RESPECT TO REGISTRATION STATEMENT ON FORM SB-2 FOR MIV THERAPEUTICS, INC.

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You have requested the opinion and consent of this law firm, with respect to the proposed issuance and public distribution of certain securities of MIV Therapeutics, Inc. pursuant to the filing of a registration statement on Form SB-2 with the Securities and Exchange Commission.

The proposed offering of up to 2,720,000 shares of Common Stock, $0.001 par value, are to be offered and sold to the public pursuant to a Form SB-2 Registration Statement. It is our opinion that the shares of Common Stock are duly authorized, validly issued, fully paid and non-assessable shares of Common Stock of MIV Therapeutics, Inc. in accordance with the Nevada General Corporation Law, the applicable provisions of the Nevada Constitution, and reported judicial decisions interpreting these laws.


Yours truly,

/s/ Thomas A. Braun
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Thomas A. Braun

#702 - 777 Hornby Street                                      Tel:(604) 605-0507
Vancouver, BC V6Z 1S2                                         Fax:(604) 605-0508
**Also of the California Bar                                  *A Law Corporation